Exhibit 5.1
                                                                     -----------

                    [DAVIS, GRAHAM & STUBBS, LLP LETTERHEAD]


                                September 5, 2003

Board  of  Directors
Air  Methods  Corporation
7301  South  Peoria
Englewood,  Colorado  80112

     Re: Registration Statement on Form S-8 relating to 2,000,000 shares of Common Stock under the Air Methods Corporation 1995 Stock Option Plan

Gentlemen:

     We have acted as counsel to Air Methods Corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of 2,000,000 shares of the Company's common stock, $.06 par value per share, reserved for issuance under the Company's 1995 Stock Option Plan (the "Plan").

     This opinion is delivered pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     In rendering the following opinion, we have examined and relied only upon the documents specifically described below. In our examination, we have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies. Our examination was limited to the following documents and no others:

     1.   Certificate  of  Incorporation  of  the  Company,  as amended to date;

     2.   Bylaws  of  the  Company,  as  amended  to  date;

     3. Resolutions adopted by the Board of Directors of the Company authorizing the adoption of the Plan; and

     4. The Registration Statement, exhibits filed in connection therewith and documents incorporated by reference therein.

     We have not undertaken, nor do we intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records.


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     Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the General Corporation Law of the State of Delaware, including the provisions of the Delaware Constitution and the reported judicial decisions interpreting such law. We express no opinion with respect to any other law of the State of Delaware or any other jurisdiction.

     Based upon and subject to the foregoing, we are of the opinion that the Shares are duly and validly authorized and when issued and sold as contemplated by the Plan and the Registration Statement, will be legally and validly issued, fully paid and non-assessable shares of capital stock of the Company.

     We hereby consent to the filing of this opinion as an Exhibit to the aforesaid Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules of the Securities and Exchange Commission.

                                         Very truly yours,

                                         /s/ Davis Graham & Stubbs LLP

                                         DAVIS GRAHAM & STUBBS LLP


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